EXHIBIT 4.1

SUBURBAN PROPANE PARTNERS, L.P.,

SUBURBAN ENERGY FINANCE CORP.,

as Issuers

and

THE BANK OF NEW YORK MELLON,

as Trustee

INDENTURE

Dated as of [    ], 2014

Providing for the Issuance of

Debt Securities in Series

SUBURBAN PROPANE PARTNERS, L.P.

SUBURBAN ENERGY FINANCE CORP.

Reconciliation and Tie between Trust Indenture Act of 1939

and Indenture Provisions(1)

Trust Indenture Act Section		Indenture Section
Section 310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	6.08
Section 311	(a)	6.10 Not Applicable
	(b)	Not Applicable
	(b)(2)	Not Applicable
Section 312	(a)	7.01
	(b)	7.02(a) 7.02(b)
	(c)	7.02(c)
Section 313	(a)	7.03(a)
	(b)	Not Applicable
	(c)	7.03(c)
	(d)	7.03(b)
Section 314	(a)	7.04
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
Section 315	(a)	6.01(a)
	(b)	6.02
	(c)	6.01(b)
	(d)	6.01(c)
	(d)(1)	6.01(a)
	(d)(2)	6.01(c)(2)
	(d)(3)	6.01(c)(3)
	(e)	5.11
Section 316	(a)	1.01
	(a)(1)(A)	5.02
		5.05
	(a)(1)(B)	5.04
	(a)(2)	Not Applicable
	(b)	5.07
Section 317	(a)(1)	5.08
	(a)(2)	5.09
	(b)	12.05
Section 318	(a)	1.07

(1)	This reconciliation and tie shall not for any purpose, be deemed to be a part of the Indenture.

INDENTURE dated as of [     ], 2014, among SUBURBAN PROPANE PARTNERS, L.P., a Delaware limited partnership (“Suburban Propane”), SUBURBAN ENERGY FINANCE CORP., a Delaware corporation (“Finance Corp.” and, together with Suburban Propane, the “Issuers”) and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee (herein called the “Trustee”).

Each of the Issuers has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Issuers, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; and

(d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. Certain terms, used principally within an Article of this Indenture, may be defined in that Article.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. A Person shall not be deemed an “Affiliate” of Suburban Propane or any of its Restricted Subsidiaries solely as a result of such Person being a joint venture partner of Suburban Propane or any of its Restricted Subsidiaries. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.13 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Supervisors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; provided, that in the case of Suburban Propane, it means the board of supervisors of Suburban Propane;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by an officer of Suburban Propane on behalf of the Issuers to have been duly adopted by the Board of Supervisors of Suburban Propane and to be in full force and effect on the date of such certification.

“Business Day”, when used with respect to (i) New York, means a day that is not a Saturday or a Sunday, or a day on which banks or trust companies in New York City are authorized or obligated by law, regulation or executive order to be closed and, (ii) any other Place of Payment or place of publication, means each day on which commercial banks and foreign exchange markets settle payments in the Place of Payment or place of publication, or as specified for a series of Securities pursuant to Section 2.02. Unless otherwise specified pursuant to Section 2.02, when used with respect to Securities bearing interest at a rate or rates determined by reference to London interbank offered rates for deposits in U.S. Dollars, “Business Day” shall exclude any day on which commercial banks and foreign exchange markets do not settle payments in London.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited), membership interests, units, incentive distribution rights or any similar equity right to distributions; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Commission” means the Securities and Exchange Commission.

“Common Depositary” has the meaning specified in Section 3.03(c).

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuers), except that with respect to the presentation of Securities for payment or for registration of transfer and exchange, such term shall mean the office or the agency of the Trustee designated for such purpose.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.06(b).

“DTC” means the Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means the operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Date” has the meaning specified in Section 3.03(c).

“Finance Corp.” means Suburban Energy Finance Corp., a Delaware corporation, and any and all successors thereto.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

“General Partner” means Suburban Energy Services Group LLC, a Delaware limited liability company, as the general partner of Suburban Propane.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means any subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture and its successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, commodity prices, weather or other risks associated with the business or operations of such Person.

“Holder” or “holder” means the Person in whose name at the time a particular Security is registered in the Security Register.

“Indebtedness” means, with respect to any specified Person, the amount of any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable in the ordinary course of business; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For the avoidance of doubt, obligations in respect of operating leases (as determined in accordance with GAAP as in effect as of the date of this Indenture) shall be deemed not to be Indebtedness hereunder and shall continue to be treated as operating leases.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 2.02.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Issuers’ Request” or “Issuers’ Order” means a written request or order signed in the name of the Issuers by one of the Officers of each of the Issuers and delivered to the Trustee.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Suburban Propane nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Suburban Propane or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Suburban Propane or any of its Restricted Subsidiaries.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuers by two Officers of Suburban Propane, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Suburban Propane, and delivered to the Trustee. Each such Officers’ Certificate shall contain the statements provided in Section 1.02 if and to the extent required by the provisions of such Section.

“Operating Partnership” means Suburban Propane, L.P., a Delaware limited partnership and a direct Subsidiary of Suburban Propane.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for or an employee of Suburban Propane or any Subsidiary of Suburban Propane and who shall be reasonably acceptable to the Trustee. Each Opinion of Counsel shall contain the statements provided in Section 1.02 if and to the extent required by the provisions of such Section.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding” or “outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore canceled by the Trustee or delivered or deemed delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money in the necessary amount and in the required currency or currency unit has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuers) in trust or set aside and segregated in trust by the Issuers (if the Issuers shall act as their own Paying Agent) for the Holders of such Securities; provided, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Securities which have been paid pursuant to Section 3.05 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser (as defined in section 8-303 of the New York Uniform Commercial Code as in effect on the date hereof, and any successor thereto or amendment thereof) in whose hands such Securities are valid obligations of the Issuers;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of Outstanding Securities or the number of votes entitled to be cast by each Holder of a Security in respect of such Security at any such meeting, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, and (ii) Securities owned by the Issuers or any other obligor upon the Securities or any Affiliate of the Issuers or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgees are not the Issuers or any other obligor upon the Securities or any Affiliate of the Issuers or of such other obligor.

“Paying Agent” means the Trustee or any other Person authorized by the Issuers to pay the principal of (and premium, if any) or interest, if any, on any Securities on behalf of the Issuers.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of that series are payable as specified in accordance with Section 2.02.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.05 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price, in the currency or currency unit in which such Security is payable, at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 2.02, which date shall be, unless otherwise specified pursuant to Section 2.02, the fifteenth day preceding such Interest Payment Date, whether or not such day shall be a Business Day.

“Responsible Trust Officer”, when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Register” has the meaning specified in Section 3.04(a).

“Security Registrar” means the Person appointed as the initial Security Registrar in Section 3.04(a) or any Person appointed by the Issuers as a successor or replacement Security Registrar.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.06(b).

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the Guarantee by each Guarantor of Suburban Propane’s obligations under this Indenture and on the Securities, executed pursuant to the provisions of this Indenture.

“Suburban Propane” means Suburban Propane Partners, L.P., a Delaware limited partnership, and any and all successors thereto.

“Support Agreement” has the meaning assigned to it in Section 1.21.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and as in force at the date as of which this instrument was executed, except as provided in Section 9.05.

“United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Unrestricted Subsidiary” means any Subsidiary of Suburban Propane (other than Finance Corp., the Operating Partnership or any successor to any of them) that is designated by the Board of Supervisors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by any applicable supplemental indenture, is not party to any agreement, contract, arrangement or understanding with Suburban Propane or any Restricted Subsidiary of Suburban Propane unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Suburban Propane or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Suburban Propane;

(3) is a Person with respect to which neither Suburban Propane nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Suburban Propane or any of its Restricted Subsidiaries.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case under clause (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Supervisors of such Person.

“Wholly Owned Restricted Subsidiary” means the Operating Partnership or any Subsidiary of Suburban Propane of which 100% of the outstanding Capital Stock is owned by Suburban Propane or by one or more Wholly Owned Restricted Subsidiaries of Suburban Propane or by Suburban Propane and one or more Wholly Owned Restricted Subsidiaries of Suburban Propane. For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

SECTION 1.02 Compliance Certificates and Opinions. (a) Upon any application or request by the Issuers to the Trustee to take any action under any provision of this Indenture, the Issuers shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Unless expressly otherwise specified with respect to any certificate or opinion provided for in this Indenture, every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 10.04) shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been satisfied.

SECTION 1.03 Form of Documents Delivered to Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an officer of Suburban Propane on behalf of the Issuers may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of Suburban Propane on behalf of the Issuers stating that the information with respect to such factual matters is in the possession of Suburban Propane, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities of any series may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Holders in person or by proxies duly appointed in writing, (ii) the record of such Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of the applicable supplemental indenture in respect of a series of Securities, or (iii) a combination of any such record and one or more instruments of substantially similar tenor signed by such Holders in person or by proxies duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such record and/or instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such record or instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such proxy shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in the applicable supplemental indenture in respect of a series of Securities.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) The principal amount and serial numbers of Securities held by any Person and the date of holding the same shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Security.

(e) If the Issuers shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 1.05 Notices, Etc., to Trustee and the Issuers. Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or by the Issuers shall be made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at its Corporate Trust Office and unless otherwise herein expressly provided, any such document shall be deemed to be sufficiently made, given, furnished or filed upon its receipt by a Responsible Trust Officer of the Trustee, or

(b) Suburban Propane on behalf of the Issuers by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered in person, mailed, first-class postage prepaid, or sent by overnight courier or, until such time as Suburban Propane shall have notified the Trustee in writing that it shall no longer accept delivery of notice by telecopy, given by telecopy to Suburban Propane addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by Suburban Propane, or at its telecopy number from time to time furnished in writing to the Trustee expressly for purposes of this Indenture, Attention: Legal Department.

SECTION 1.06 Notice to Holders; Waiver. (a) Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or unless otherwise specified in such Securities) if in writing and delivered in person, mailed, first-class postage prepaid or sent by overnight courier, to each Holder affected by such event, at his address as it appears in the Security Register, within the time prescribed for the giving of such notice.

(b) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Securities in the manner specified above, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(c) In any case where notice to a Holder of Securities is given in any manner specified in paragraph (a) above, such notice shall be conclusively presumed to have been duly given, whether or not such Holder receives such notice. In any case where notice to Holders of Securities is given in any manner specified in paragraph (a) above, neither the failure to deliver, mail or send such notice, nor any defect in any notice so mailed or sent, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities given as provided herein.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.07 Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

SECTION 1.08 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09 Successors and Assigns.

All covenants and agreements in this Indenture by the Issuers shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.10 Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11 Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12 Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 1.13 Legal Holidays.

Except as otherwise specified as contemplated by Section 2.02, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of such Security) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, as the case may be; provided, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day at such Place of Payment.

SECTION 1.14 Language of Notices, etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language.

SECTION 1.15 Changes in Exhibits.

At any time and from time to time, the Issuers may substitute a new form, or add new forms, of the Exhibits hereto. Such substitution shall be effective upon receipt by the Trustee of such new form of Exhibit and a Board Resolution or Officers’ Certificate adopting such new form of Exhibit, and thereafter all references in this Indenture to such Exhibit shall be deemed to refer to such new form of Exhibit.

SECTION 1.16 Counterparts; Facsimile.

THIS INDENTURE MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS AND BY THE PARTIES HERETO IN SEPARATE COUNTERPARTS, AND SIGNATURE PAGES MAY BE DELIVERED BY FACSIMILE OR ELECTRONIC TRANSMISSION, EACH OF WHICH WHEN SO EXECUTED SHALL BE DEEMED TO BE AN ORIGINAL AND ALL OF WHICH TAKEN TOGETHER SHALL CONSTITUTE ONE AND THE SAME AGREEMENT.

SECTION 1.17 No Personal Liability of Limited Partners, Officers, Employees and Unitholders.

No past, present or future limited partner, director, officer, employee, incorporator, unitholder, stockholder or Affiliate of the Issuers, as such, will have any liability for any obligations of the Issuers under the Securities of any series, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities of a series by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities of such series. The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 1.18 Non-Recourse.

The Issuers’ obligations under this Indenture are payable only out of their cash flow and assets. The Issuers’ obligations under this Indenture are non-recourse to (i) the limited partners of Suburban Propane, (ii) the Operating Partnership and its Subsidiaries and (iii) the General Partner, except as set forth in any supplemental indenture hereto and Article XI. The Trustee has, and each Holder of a Security of a series, by accepting a Security of such series, is deemed to have, agreed in this Indenture that the limited partners, the Operating Partnership and its Subsidiaries and the General Partner will not be liable for any of the Issuers’ obligations under this Indenture.

SECTION 1.19 Waiver of Jury Trial.

EACH OF THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 1.20 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 1.21 Acknowledgement.

The Holders of Securities acknowledge and agree that the obligations of Crestwood Equity Partners LP (formerly known as Inergy, L.P.) pursuant to the support agreement, dated August 1, 2012 (the “Support Agreement”), and the benefits under such Support Agreement, run directly to the Issuers only and do not run directly to, and are not enforceable directly by, the Holders of Securities or the Trustee, and that Holders of Securities and the Trustee are not third party beneficiaries of the Support Agreement.

SECTION 1.22 Electronic Communications.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods. If the Issuers elect to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuers agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

ARTICLE II

Issuance of Securities

SECTION 2.01 Creation of Securities in Amount Unlimited.

An unlimited aggregate principal amount of Securities may be issued pursuant to this Article II. The Securities may be authenticated and delivered, as authorized by the Board of Supervisors, in an unlimited number of series.

SECTION 2.02 Documents Required for Issuance of Each Series of Securities. At any time and from time to time, Securities of each series created pursuant to the provisions of this Article II may be executed by the Issuers and delivered to the Trustee and shall be authenticated by the Trustee and delivered to, or upon the order of Suburban Propane on behalf of the Issuers upon receipt by the Trustee of the following:

(a) A Board Resolution or Board Resolutions authorizing the execution, authentication and delivery of the Securities of the series, and specifying one or more of the following:

(i) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(ii) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Article II (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.03, 3.04, 3.05, 9.06 or 11.07 and except for any Securities which, pursuant to Section 3.02, are deemed never to have been authenticated and delivered hereunder);

(iii) the date or dates on which the principal (and premium, if any) of any of the Securities of the series are payable or the method of determination thereof;

(iv) the rate or rates, or the method of determination thereof, at which any of the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Securities on any Interest Payment Date;

(v) the place or places where the principal of (and premium, if any) and interest, if any, on any of the Securities of the series shall be payable and the office or agency for the Securities of the series maintained by the Issuers pursuant to Section 10.02;

(vi) the period or periods within which, the price or prices at which and the terms and conditions upon which any of the Securities of the series may be redeemed, in whole or in part, at the option of Suburban Propane on behalf of the Issuers;

(vii) the terms of any sinking fund and the obligation, if any, of the Issuers to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part;

(viii) the terms of the obligation of the Issuers, if any, to permit the conversion of the Securities of the series into stock or other securities of the Issuers or of any other corporation;

(ix) the terms, if any, for the attachment to Securities of the series of warrants, options or other rights to purchase or sell stock or other securities of the Issuers;

(x) if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which the Securities of the series shall be issuable;

(xi) if other than the principal amount thereof, the portion of the principal amount of any of the Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(xii) the application of any such means of satisfaction and discharge as may be specified for the Securities for a series;

(xiii) any deletions or modifications of or additions to the Events of Default set forth in Section 5.01 or covenants of the Issuers set forth in Article XII or X pertaining to the Securities of the series;

(xiv) the forms of the Securities of the series;

(xv) whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in definitive global form and, if so, whether beneficial owners of interests in any such definitive global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which and the place or places where any such exchanges may occur, if other than in the manner provided in Section 3.04;

(xvi) if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(xvii) whether and under what circumstances and with what procedures and documentation the Issuers will pay additional amounts on any of the Securities of the series to any Holder who is not a U.S. Person (including a definition of such term), in respect of any tax assessment or governmental charge withheld or deducted and, if so, whether the Issuers will have the option to redeem such Securities rather than pay additional amounts (and the terms of any such option);

(xviii) the Person to whom any interest on any Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 3.03; and

(xix) any other terms of any of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture).

If any of the terms of the series are established by action taken pursuant to a Board Resolution or Board Resolutions, an Officers’ Certificate certifying as to such action also shall be delivered to the Trustee.

(b) In case the Securities of the series to be authenticated and delivered are to be created pursuant to one or more supplemental indentures, such supplemental indenture or indentures, accompanied by a Board Resolution or Board Resolutions authorizing such supplemental indenture or indentures and designating the new series to be created and prescribing pursuant to paragraph (a) above, consistent with the applicable provisions of this Indenture, the terms and provisions relating to the Securities of the series.

(c) Either (i) a certificate or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel that the Trustee is entitled to rely thereon and that the authorization, approval or consent of no other governmental body is required, or (ii) an Opinion of Counsel that no authorization, approval or consent of any governmental body is required.

(d) An Opinion of Counsel which shall state that: (i) the form of such Securities has been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors in accordance with Sections 2.01 and 2.02 and in conformity with the provisions of this Indenture; (ii) the terms of such Securities have been established in accordance with Section 2.01 and in conformity with the other provisions of this Indenture; and (iii) such Securities, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally from time to time in effect, the enforceability of the Issuers’ obligations also being subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) An Officers’ Certificate stating that the Issuers are not in default under this Indenture and that the issuance of the Securities of the series will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Issuers’ containing documents or any indenture, mortgage, deed of trust or other agreement or instrument to which any Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which any Issuer is a party or by which it may be bound or to which it may be subject; and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Securities of the series have been complied with.

(f) Such other documents as the Trustee may reasonably require.

ARTICLE III

The Securities

SECTION 3.01 Form and Denomination. All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to in Section 2.02 and (subject to Section 3.02) set forth in the Officers’ Certificate referred to in Section 2.02 or in any indenture supplemental hereto.

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 2.02. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series denominated in Dollars shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuers executing the same may determine with the approval of the Trustee. Each Security shall bear the appropriate legends, if any, as required by U.S. Federal tax law and regulations.

SECTION 3.02 Execution, Delivery, Dating and Authentication. (a) The Securities shall be executed on behalf of the Issuers by a manual or facsimile signature of at least one Officer of each of the Issuers. In case any of the above referenced Officers of the Issuers who shall have signed any of the Securities shall cease to be such officer before the Securities so signed shall have been authenticated and delivered by the Trustee or disposed of by the Issuers, such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Securities had not ceased to be such Officer; and any Securities may be signed on behalf of the Issuers by such persons as, at the actual date of the execution of such Security, shall be such Officers of the Issuers, although at the date of the execution of this Indenture any such person was not such Officer.

(b) At any time and from time to time, the Issuers may deliver Securities of any series executed by the Issuers to the Trustee for authentication, together with an Issuers’ Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Issuers’ Order shall authenticate and make available for delivery such Securities.

(c) The Trustee shall not be required to authenticate Securities of any series if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee, or if the Trustee determines that such action may not lawfully be taken.

(d) Each Security shall be dated the date of its authentication.

(e) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for below executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Security to the Trustee for cancellation as provided in Section 3.08 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Issuers, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

(f) The Trustee’s certificate of authentication shall be in substantially the following form:

Dated:

This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

SECTION 3.03 Temporary Securities. (a) Pending the preparation of definitive Securities of any series, the Issuers may execute, and upon Issuers’ Order the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine (but which do not affect the rights, duties or immunities of the Trustee), as evidenced conclusively by their execution of such Securities. Such temporary Securities may be in global form.

(b) Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Securities of any series are issued, the Issuers will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Issuers maintained pursuant to Section 10.02 in a Place of Payment for such series for the purpose of exchanges of Securities of such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuers shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like aggregate principal amount of definitive Securities of the same series and of like tenor or authorized denominations.

(c) Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security (the “Exchange Date”),

the Issuers shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Issuers. On or after the Exchange Date such temporary global Security shall be surrendered by the common depositary for the benefit of Euroclear and Clearstream, Luxembourg (the “Common Depositary”) to the Trustee, as the Issuers’ agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee shall authenticate and make available for delivery, in exchange for each portion of such temporary global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary global Security shall be in bearer form, registered form, definitive global form or any combination thereof, as specified as contemplated by Section 2.02, and, if any combination thereof is so specified, as requested by the beneficial owner thereof.

SECTION 3.04 Registration, Registration of Transfer and Exchange. (a) The Issuers shall cause to be kept at an office or agency to be maintained by the Issuers in accordance with Section 10.02 a register (being the combined register of the Security Registrar and all additional transfer agents designated pursuant to Section 10.02 for the purpose of registration of transfer of Securities and sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of Securities and the registration of transfers of Securities. The Bank of New York Mellon is hereby appointed the initial Security Registrar, with the Security Register initially to be kept at 101 Barclay Street, Floor 8 West, New York, New York 10286. At all reasonable times each register maintained by the Security Registrar and any additional transfer agents shall be open for inspection by the Trustee.

(b) Upon surrender for registration of transfer of any Security of any series at the office or agency of the Issuers maintained pursuant to Section 10.02 for such purpose in a Place of Payment for such series, the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

(c) At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

(d) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

(e) Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar or any transfer agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

(f) No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.03, 9.06 or 11.07 not involving any transfer.

(g) The Issuers shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 Business Days before any selection of Securities of that series to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(h) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among beneficial owners of interests in any global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 3.05 Mutilated, Destroyed, Lost and Stolen Securities. (a) If any mutilated Security is surrendered to the Trustee, the Issuers shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Issuers and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Security has been acquired by a protected purchaser, the Issuers shall execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(c) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuers in its discretion may, instead of issuing a new Security, pay such Security.

(d) Upon the issuance of any new Security under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(e) Every new Security of any series issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuers, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

(f) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated. destroyed, lost or stolen Securities.

SECTION 3.06 Payment of Interest; Interest Rights Preserved. (a) Unless otherwise provided as contemplated by Section 2.02 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

(b) Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuers, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii) The Issuers may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.04, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.07 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.04, 3.06 and 3.10 and unless otherwise specified as contemplated by Section 2.02) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee shall be affected by notice to the contrary.

SECTION 3.08 Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered shall be promptly canceled by the Trustee. The Issuers may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Issuers have not issued and sold, and all Securities so delivered to the Trustee shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of in a manner selected by the Trustee unless otherwise directed by an Issuers’ Order; provided, however, that the Trustee may, but shall not be required to, destroy such canceled Securities.

SECTION 3.09 Computation of Interest. Except as otherwise specified as contemplated by Section 2.02 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.10 Securities in Global Form. (a) If Securities of a series are issuable in global form, as specified as contemplated by Section 2.02, then, notwithstanding clause (a)(viii) of Section 2.02 and the provisions of Section 3.01, such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Issuers’ Order to be delivered to the Trustee pursuant to Section 3.02 or Section 3.03. Subject to the provisions of Section 3.02 and, if applicable, Section 3.03, the Trustee shall deliver and redeliver any Security in definitive global bearer form in the manner and upon written instructions given by the Person or Persons specified therein or in the applicable Issuers’ Order. If Issuers’ Order pursuant to Section 3.02 or 3.03 has been, or simultaneously is, delivered, any instructions by the Issuers with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

(b) The provisions of the last sentence of Section 3.02(e) shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Issuers and the Issuers deliver to the Trustee the Security in global form together with written instructions (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.02(e).

(c) Notwithstanding the provisions of Section 3.06, unless otherwise specified as contemplated by Section 2.02, payment of principal of and any premium and any interest on any Security in definitive global form shall be made to the Person or Persons specified therein.

(d) Notwithstanding the provisions of Section 3.07 and except as provided in the preceding paragraph, the Issuers, and any agent of the Issuers may, and the Trustee and any agent of the Trustee, at the direction of the Issuers, may treat a Person as the Holder of such principal amount of Outstanding Securities represented by a definitive global Security as shall be specified in a written statement of the Holder of such definitive global Security or, in the case of a definitive global Security in bearer form, of Euroclear or Clearstream, Luxembourg which is produced to the Trustee by such Person; provided, however, that none of the Issuers, the Trustee, the Security Registrar or any Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 3.11 CUSIP Numbers.

The Issuers in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE IV

Satisfaction and Discharge

SECTION 4.01 Satisfaction and Discharge of Indenture in Respect of any Series of Securities. This Indenture shall upon Issuers’ Request cease to be of further effect with respect to a series of Securities (except as to any surviving rights of (as applicable) registration of transfer or exchange of Securities of such series herein expressly provided for), and the Trustee, at the request and expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series, when:

(a) Either:

(i) all Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(ii) all Securities that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium (if any) and accrued interest to the date of maturity or redemption;

(b) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers are a party or by which the Issuers are bound;

(c) the Issuers have paid or caused to be paid all sums payable by them under this Indenture;

(d) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities at maturity or the redemption date, as the case may be; and

(e) the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of such series of Securities under this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to a series, the obligations of the Issuers to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.13 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.02 and Section 12.05 shall survive.

SECTION 4.02 Application of Trust Money.

Subject to the provisions of Section 12.05 hereof, all money deposited with the Trustee pursuant to Section 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including Suburban Propane acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 4.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 5.01 hereof; provided that if Suburban Propane has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, Suburban Propane shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Subject to the provisions of Section 12.06, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee.

ARTICLE V

Defaults and Remedies

SECTION 5.01 Events of Default.

Each of the following is an “Event of Default” with respect to any series of Securities:

(a) default for 30 days in the payment when due of interest on the Securities;

(b) default in payment when due of the principal of, or premium, if any, on the Securities;

(c) failure by Suburban Propane for 90 days after notice to comply with the provisions under Section 10.03 hereof;

(d) failure by Suburban Propane or any of its Restricted Subsidiaries to comply with any other term, covenant or agreement contained in the Securities or this Indenture, other than a default specified in either clause (a), (b) or (c) above, and the default continues for a period of 60 days after written notice of default requiring the Issuers to remedy the same is given to Suburban Propane by the Trustee or by Holders of 25% in aggregate principal amount of the Securities of a series then outstanding;

(e) the failure to pay at final maturity (giving effect to any applicable grace periods and any extension thereof) the stated principal amount of any Indebtedness of Suburban Propane or any Restricted Subsidiary of Suburban Propane, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, aggregates $30.0 million or more at any time;

(f) a final judgment or judgments, which is or are non-appealable and non-reviewable or which has or have not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted, shall be rendered against Suburban Propane or any of its Restricted Subsidiaries; provided, such judgment or judgments requires or require the payment of money in excess of $30.0 million in the aggregate and is not covered by insurance or discharged or stayed pending appeal or review within 60 days after entry of such judgment;

(g) Suburban Propane, Finance Corp. or any Significant Subsidiary of Suburban Propane pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due; or

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against Suburban Propane, Finance Corp. or any Significant Subsidiary of Suburban Propane in an involuntary case;

(ii) appoints a custodian of Suburban Propane, Finance Corp. or any Significant Subsidiary of Suburban Propane or for all or substantially all of the property of Suburban Propane, Finance Corp. or any Significant Subsidiary of Suburban Propane; or

(iii) orders the liquidation of Suburban Propane, Finance Corp. or any Significant Subsidiary of Suburban Propane; and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 5.02 Acceleration. (a) In the case of an Event of Default specified in clause (g) or (h) of Section 5.01 hereof, with respect to Suburban Propane, Finance Corp. or any Significant Subsidiary of Suburban Propane, all outstanding Securities will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities of a series may declare all the Securities of such series to be due and payable immediately. Upon any such declaration, the Securities of such series shall become due and payable immediately.

(b) The Holders of a majority in aggregate principal amount of the then outstanding Securities of a series by written notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive any existing Default or Event of Default and its consequences:

(i) if the rescission would not conflict with any judgment or decree;

(ii) if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived;

(iii) to the extent the payment of such interested is lawful, if interest on overdue installments of interest and overdue principal that has become due otherwise than by such declaration of acceleration has been paid;

(iv) if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(v) in the event of the cure or waiver of an Event of Default of the type described in clause (g) or (h) of Section 5.01 hereof, if the Trustee shall have received an Officers’ Certificate stating that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 5.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium (if any) and interest on the Securities of any series or to enforce the performance of any provision of the Securities of any series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of a series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 5.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Securities of a series by notice to the Trustee may, on behalf of the Holders of all of the Securities of such series, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium (if any) or interest on, the Securities of such series (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Securities of a series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 5.05 Control by Majority.

Holders of a majority in principal amount of the then outstanding Securities of a series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities of a series or that may involve the Trustee in personal liability.

SECTION 5.06 Limitation on Suits.

Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of Securities of a series may pursue any remedy with respect to this Indenture or the Securities unless:

(a) the Holder of a Security of a series gives to the Trustee written notice that an Event of Default is continuing;

(b) Holders of at least 25% in principal amount of the then outstanding Securities of a series make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 days after receipt thereof and the offer of security or indemnity; and

(e) the Holders of a majority in aggregate principal amount of the then outstanding Securities of a series have not given the Trustee a direction inconsistent with such request during such 60-day period.

A Holder of a Security of a series may not use this Indenture to prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security of such series.

SECTION 5.07 Rights of Holders of Securities to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security of a series to receive payment of principal, premium (if any) and interest on the Security of such series, on or after the respective due dates expressed in the Security of such series (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 5.08 Collection Suit by Trustee.

If an Event of Default specified in Section 5.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against Suburban Propane for the whole amount of principal of, premium (if any) and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 5.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities of a series allowed in any judicial proceedings relative to Suburban Propane (or any other obligor upon the Securities of a series), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.10 Priorities.

If the Trustee collects any money pursuant to this Article V, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 6.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Securities of a series for amounts due and unpaid on the Securities of such series for principal, premium (if any) and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal, premium (if any) and interest, respectively; and

Third: to Suburban Propane or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Securities of a series pursuant to this Section 5.10.

SECTION 5.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder of a Security of a series pursuant to Section 5.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of a series.

ARTICLE VI

The Trustee

SECTION 6.01 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this SubSection shall not be construed to limit the effect of SubSection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, given pursuant to Section 5.05, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.02 Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit to the Holders of Securities of such series notice as provided in Section 1.06 of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the Board of Supervisors, the executive committee or a trust committee of directors or Responsible Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; provided, further, that in the case of any default of the character specified in Section 5.01(d) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence of such default. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 6.03 Certain Rights of Trustee. Subject to the provisions of Section 6.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuers’ Request or Issuers’ Order and any resolution of the Board of Supervisors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or counsel, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or counsel appointed with due care;

(h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(l) the Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 6.04 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuers of Securities or the proceeds thereof.

SECTION 6.05 May Hold Securities. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Issuers, in its individual or any other capacity, may become the owner or pledgee of Securities or warrants to purchase Securities and, subject to Section 6.08, may otherwise deal with the Issuers with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 6.06 Money Held in Trust. Except as provided in Section 1.14, money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee or any Paying Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuers.

SECTION 6.07 Compensation and Reimbursement. (a) Each of the Issuers agrees:

(i) to pay to the Trustee from time to time in Dollars such compensation as shall be agreed to from time to time in writing between the Issuers and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(iii) to indemnify each of the Trustee and any predecessor Trustee and their agents in Dollars for, and to hold it harmless against, any and all loss, liability, damage,

claim or expense, including taxes (other than taxes based upon, or measured or determined by, the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Issuers, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section.

(b) As security for the performance of the obligations of the Issuers under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any, or interest, if any, on particular Securities.

(c) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(f) and Section 5.01(g), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law. The provisions of this Section shall survive the termination of this Indenture.

SECTION 6.08 Disqualification; Conflicting Interests. (a) If the Trustee has or shall acquire any conflicting interest, as defined in Section 310(b) of the Trust Indenture Act, with respect to the Securities of any series, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign with respect to the Securities of that series in the manner and with the effect provided by, and subject to the provisions of, Section 310(b) of the Trust Indenture Act and this Indenture; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

(b) In the event that the Trustee shall fail to comply with the provisions of the preceding sentence with respect to the Securities of any series, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit, in the manner and to the extent provided in Section 1.06, to all Holders of Securities of that series notice of such failure.

(c) Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.

(d) To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest with respect to the Securities of any series by virtue of being Trustee with respect to the Securities of any particular series of Securities other than that series.

SECTION 6.09 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee for each series of Securities hereunder which shall be either (1) a corporation organized and doing business under the laws of the United States of America, any State thereof or the

District of Columbia, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority and having its Corporate Trust Office located in The City of New York or (2) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees; in either case having a combined capital and surplus of at least $50,000,000. If such corporation or Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Issuers nor any Person directly or indirectly controlling, controlled by, or under common control with the Issuers shall serve as trustee for the Securities of any series issued hereunder. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, at the expense of the Issuers, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Issuers.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Security of a series as to which the Trustee has a conflicting interest for at least six months, or

(ii) the Trustee for a series shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Issuers or by any Holder of Securities of such series, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuers by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.11, any Holder who has been a bona fide Holder of a Security for at least six months (and, in the case of clause (i) above, who is a holder of a Security of a series as to which the Trustee has a conflicting interest) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, with respect to the Securities of one or more series, the Issuers, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more of or all such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and such successor Trustee or Trustees shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuers. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner required by Section 6.11, the Trustee being removed, at the expense of the Issuers, or any Holder who has been a bona fide Holder of a Security of such series for at least six months, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Issuers shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by giving notice of such event to all Holders of Securities of such series as provided by Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 6.11 Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuers, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuers or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.13 Appointment of Authenticating Agent. (a) The Issuers may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue or upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.05, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Trustee and shall at all times be a corporation having a combined capital and surplus of not less than the equivalent of $50,000,000 and subject to supervision or examination by Federal, state or District of Columbia authority or the equivalent foreign authority, in the case of an Authenticating Agent who is not organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

(b) Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

(c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuers. The Issuers may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Trustee. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Issuers may appoint a successor Authenticating Agent which shall be acceptable to the Trustee and shall mail, or cause to be mailed, written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities, if any, of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

(d) The Issuers agree to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

(e) If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, As Trustee

By:
[ ]
As Authenticating Agent

By:
Authorized [Officer] [Signatory]

(f) If all the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment or other place where the Issuers wish to have Securities of such series authenticated upon original issuance, the Issuers shall appoint in accordance with this Section an Authenticating Agent (which may be an Affiliate of the Issuers if eligible to be appointed as an Authenticating Agent hereunder) having an office in such Place of Payment or other place designated by the Issuers with respect to such series of Securities.

SECTION 6.14 Preferential Collection of Claims.

If and when the Trustee shall be or become a creditor of the Issuers (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuers (or any such other obligor).

ARTICLE VII

Holders’ Lists and Reports by Trustee and the Issuers

SECTION 7.01 Issuers to Furnish Trustee Names and Addresses of Holders. The Issuers will furnish or cause to be furnished to the Trustee:

(a) semiannually, not later than 15 days after each Regular Record Date, a list in such form as the Trustee may reasonably require, of the names and addresses of the Holders of each series of Securities as of the Regular Record Date; and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuers of any such request, a list of similar form and content, such list to be dated as of a date not more than 15 days prior to the time such list is furnished; notwithstanding the foregoing SubSections (a) and (b), at such times as the Trustee is the Security Registrar and Paying Agent with respect to a particular series of Securities, no such list shall be required to be furnished in respect of such series.

SECTION 7.02 Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of each series contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders of each series received by the Trustee in any capacity as Security Registrar or Paying Agent. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) If three or more Holders of Securities of any series (herein referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such series with respect to their rights under this Indenture or under such Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

(i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.02(a), or

(ii) inform such applicants as to the approximate number of Holders of Securities of such series whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of Securities of such series whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders of such series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Issuers and the Trustee that neither the Issuers nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

SECTION 7.03 Reports by Trustee. (a) Within 60 days after May 15 of each year commencing with the May 15 occurring after the initial issuance of Securities hereunder, the Trustee shall transmit by mail to the Holders of Securities, as provided in SubSection (c) of this Section, a brief report dated as of such May 15 in accordance with and to the extent required under Section 313 of the Trust Indenture Act.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each United States stock exchange upon which any Securities are listed, with the Commission and with the Issuers.

(c) Reports pursuant to Section 7.03(a) shall be transmitted by mail (i) to all Holders, as their names and addresses appear in the Security Register, (ii) to all Holders as have, within two years preceding such transmission, filed their names and addresses with the Trustee for such purpose, and (iii) to all Holders whose names and addresses have been furnished or received by the Trustee pursuant to Sections 7.01 and 7.02.

SECTION 7.04 Reports by Issuers. The Issuers shall:

(i) file with the Trustee, within 15 days after the Issuers are required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuers may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuers are not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(ii) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuers with the conditions and covenants of this Indenture as may be required from time to time in such rules and regulations;

(iii) transmit by mail to all Holders of Securities, in the manner and to the extent provided in Section 7.03(c) with respect to reports to be transmitted pursuant to Section 7.03(a), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Issuers pursuant to paragraph (i) of (ii) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

(iv) promptly notify the Trustee when any Securities are listed on any stock exchange and any delisting thereof.

Delivery of such reports, information and documents to the Trustee pursuant to this Section 7.04 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE VIII

Successors

SECTION 8.01 Merger, Consolidation or Sale of Assets.

(a) Suburban Propane shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Suburban Propane is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Suburban Propane and its Restricted Subsidiaries taken as a whole, in one or more related transactions to, another Person; unless:

(i) either (A) Suburban Propane is the surviving Person, or (B) the Person formed by or surviving any such consolidation or merger (if other than Suburban Propane) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(ii) the Person formed by or surviving any such consolidation or merger (if other than Suburban Propane) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Suburban Propane pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and this Indenture;

(iii) immediately after such transaction no Default or Event of Default exists; and

(iv) Suburban Propane or such other Person formed by or surviving any such consolidation or merger (if other than Suburban Propane), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if such transaction had occurred at the beginning of the applicable Four-Quarter Period, (A) will be permitted to incur any Indebtedness as may be set forth in a supplemental indenture in respect of the issuance of any series of Securities or (B) will otherwise be in compliance with the applicable terms of a supplemental indenture in respect of the issuance of any series of Securities.

(b) Finance Corp. shall not (1) consolidate or merge with or into another Person (whether or not Finance Corp. is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Finance Corp. in one or more related transactions to, another Person; unless:

(i) Finance Corp. is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than Finance Corp.) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and a Wholly Owned Restricted Subsidiary of Suburban Propane;

(ii) the Person formed by or surviving any such consolidation or merger (if other than Finance Corp.) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Finance Corp., pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and this Indenture; and

(iii) immediately after such transaction no Default or Event of Default exists; and

(iv) Finance Corp. or such other Person formed by or surviving any such consolidation or merger (if other than Suburban Propane), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if such transaction had occurred at the beginning of the applicable Four-Quarter Period, (A) will be permitted to incur any Indebtedness as may be set forth in a supplemental indenture in respect of the issuance of any series of Securities or (B) will otherwise be in compliance with the applicable terms of a supplemental indenture in respect of the issuance of any series of Securities.

(c) If Suburban Propane engages in a merger, consolidation or sale of assets in accordance with the provisions described in the foregoing paragraph (a), Suburban Propane or the Person formed by or surviving such transaction will comply with the covenant regarding the existence of a corporate co-issuer in the applicable supplemental indenture in respect of a series, if any.

(d) In addition, the Issuers may not, directly or indirectly, lease all or substantially all of their properties or assets, in one or more related transactions, to any other Person. This Section 8.01 will not apply to:

(i) a merger of Suburban Propane with an Affiliate solely for the purpose of re-forming Suburban Propane in another jurisdiction; and

(ii) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among Suburban Propane and its Restricted Subsidiaries.

(e) Notwithstanding the foregoing, Suburban Propane shall be permitted to reorganize as a corporation in accordance with the terms of this Indenture; provided, that Suburban Propane shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that such reorganization is not adverse to Holders of the Securities (it being recognized that such reorganization shall not be deemed adverse to the Holders of the Securities solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or (ii) the successor or surviving corporation (a) is subject to income tax as a corporate entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of the Internal Revenue Code of 1986, as amended, or any similar state or local law).

SECTION 8.02 Successor Person Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties and assets of any Issuer in a transaction that is subject to, and that complies with the provisions of, Section 8.01 hereof, the successor Person formed by such consolidation or into or with which such Suburban Propane is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to “Suburban Propane,” “Finance Corp.” or the “Issuers,” as the case may be, shall refer to or include instead the successor Person and not Suburban Propane or Finance Corp., as the case may be), and may exercise every right and power of such Issuer under this Indenture with the same effect as if such successor Person had been named as such Issuer herein and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE IX

Supplemental Indentures

SECTION 9.01 Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Issuers, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i) to evidence the succession of another corporation to either or both of the Issuers and the assumption by any such successor of the covenants of such Issuers herein and in the Securities;

(ii) to add to the covenants of the Issuers for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Issuers;

(iii) to add any additional Events of Default with respect to all or any series of the Securities (and, if such Event of Default is applicable to less than all series of Securities, specifying the series to which such Event of Default is applicable);

(iv) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(v) to add to, change or eliminate any of the provisions of this Indenture; provided, that any such addition, change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is adversely affected by such change in or elimination of such provision;

(vi) to establish the form or terms of Securities of any series as permitted by Sections 2.02;

(vii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b);

(viii) to provide for the issuance of uncertificated Securities of one or more series in addition to or in place of certificated Securities;

(ix) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or

(x) to make any other provisions with respect to matters or questions arising under this Indenture; provided, such other provisions as may be made shall not adversely affect the interests of the Holders of outstanding Securities of any series in any material respect.

SECTION 9.02 Supplemental Indentures with Consent of Holders. (a) With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture (acting as one class), by Act of said Holders delivered to the Issuers and the Trustee, the Issuers, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Security affected thereby,

(i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or change any Place of Payment where, or the currency, currencies or currency unit or units in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or affect adversely the terms, if any, of conversion of any Security into stock or other securities of the Issuers or of any other corporation,

(ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture,

(iii) change any obligation of the Issuers, with respect to Outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in Section 10.02 for such series, or

(iv) modify any of the provisions of this Section or Section 5.04, except to increase any such percentage or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the Holders of a specified percentage of the aggregate principal amount of Outstanding Securities of such series (which provision may be made pursuant to Section 2.02 without the consent of any Holder) or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 6.11(b) and 9.01(vii).

(b) For purposes of this Section 9.02, if the Securities of any series are issuable upon the exercise of warrants, each holder of an unexercised and unexpired warrant with respect to such series shall be deemed to be a Holder of Outstanding Securities of such series in the amount issuable upon the exercise of such warrant. For such purposes, the ownership of any such warrant shall be determined by the Issuers in a manner consistent with customary commercial practices. The Trustee for such series shall be entitled to conclusively rely on an Officers’ Certificate as to the principal amount of Securities of such series in respect of which consents shall have been executed by holders of such warrants.

(c) A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series. It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive (in addition to the opinion which the Trustee is entitled to receive pursuant to Section 2.02), and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

SECTION 9.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.06 Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuers, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE X

Covenants

SECTION 10.01 Payment of Securities.

Suburban Propane will pay or cause to be paid the principal of, premium, if any, and interest on the Securities of a series on the dates and in the manner provided in the Securities of such series. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, of other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by Suburban Propane in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Suburban Propane will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities of a series to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.

SECTION 10.02 Maintenance of Office or Agency.

Suburban Propane will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities of one or more series may be surrendered for registration of transfer or for exchange and where notices and demands to or upon Suburban Propane in respect of the Securities of any series and this Indenture may be served. Suburban Propane will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Suburban Propane fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

Suburban Propane may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve Suburban Propane of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. Suburban Propane will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Suburban Propane hereby designates the Corporate Trust Office of the Trustee as one such office or agency of Suburban Propane in accordance with Section 6.09 hereof.

SECTION 10.03 Reports.

(a) Whether or not required by the Commission’s rules and regulations, so long as any Securities of a series are outstanding, the Issuers will furnish to the Holders of Securities of such series and the Trustee, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such reports; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports.

The Issuers shall be deemed to have furnished such reports to the Trustee and the Holders of Securities of any series if the Issuers have filed such information or reports with the Commission via the EDGAR filing system and such information or reports are publicly available.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuers’ consolidated financial statements by the Issuers’ certified independent accountants. In addition, the Issuers will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and will post the reports, or links to such reports, on Suburban Propane’s website within those time periods.

If, at any time, either or both of the Issuers are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuers will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Issuers agree that they will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Issuers’ filings for any reason, the Issuers will post the reports referred to in the preceding paragraph on Suburban Propane’s website within the time periods that would apply if the Issuers were required to file those reports with the Commission.

(b) If Suburban Propane has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Suburban Propane and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Suburban Propane.

SECTION 10.04 Compliance Certificate.

(a) Suburban Propane and Finance Corp. (to the extent that Finance Corp. is so required under the Trust Indenture Act) shall deliver to the Trustee, within 95 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of Suburban Propane and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Suburban Propane has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge Suburban Propane has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Suburban Propane is taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action Suburban Propane is taking or proposes to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 10.03 above shall be accompanied by a written statement of Suburban Propane’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that Suburban Propane has violated any provisions of Article V or Article X hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) So long as any of the Securities of any series are outstanding, Suburban Propane will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action Suburban Propane is taking or proposes to take with respect thereto.

SECTION 10.05 Corporate Existence.

Subject to Article XII hereof, Suburban Propane shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(a) its limited partnership or corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Suburban Propane or any such Subsidiary; and

(b) the rights (charter and statutory), licenses and franchises of Suburban Propane and its Subsidiaries;

provided, however, that Suburban Propane shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if its Board of Supervisors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Suburban Propane and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities of any series.

SECTION 10.06 Existence of Corporate Co-Issuer. Suburban Propane will always maintain, directly or indirectly, a wholly-owned Restricted Subsidiary of Suburban Propane organized as a corporation under the laws of the United States of America, any state thereof or the District of Columbia that will serve as a co-obligor of the Securities unless Suburban Propane is itself a corporation under the laws of the United States of America, any state thereof or the District of Columbia.

SECTION 10.07 Calculation of Original Issue Discount.

The Issuers shall file with the Trustee promptly after the issuance of any series of Securities pursuant to this Indenture, (i) a written notice specifying the amount of original issue discount (including a depreciation schedule, daily rates and accrual periods) accrued on Outstanding Securities as of such date and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE XI

Redemption of Securities

SECTION 11.01 Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.02 for Securities of any series) in accordance with this Article.

SECTION 11.02 Election to Redeem; Notice to Trustee. The election of the Issuers to redeem any Securities shall be evidenced by Board Resolutions. If the Issuers shall desire to exercise the right to redeem all, or, as the case may be, any part of the Securities of any series, the Issuers shall, at least 30 days but no more than 60 days prior to the Redemption Date fixed by the Issuers (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee (which notice, for the avoidance of doubt, in the case of any optional redemption pursuant to Section 11.08, may be provided prior to the first permitted Redemption Date set forth in the applicable supplemental indenture) of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Issuers shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 11.03 Selection by Trustee of Securities to be Redeemed.

If less than all of the Securities of any series are to be redeemed at any time, the Securities will be selected for redemption as follows:

(1) if the Securities of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities of such series are listed; or

(2) if the Securities of such series are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate provided, that Securities held in global form will be selected in accordance with the procedures of DTC.

No Securities of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or by electronic means in accordance with DTC’s standard procedures) at least 30 but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. Notices of redemption may not be conditional.

If any Security is to be redeemed in part only, the notice of redemption that relates to that Security will state the portion of the principal amount of that Security that is to be redeemed. A new Security in principal amount equal to the unredeemed portion of the original Security will be issued in the name of the Holders of such Securities upon cancellation of the original Security. Securities called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Securities or portions of them called for redemption.

The Trustee shall promptly notify the Issuers in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.04 Notice of Redemption. (a) Notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, as provided in Section 1.06.

(b) Each such notice of redemption shall specify the Redemption Date, the Redemption Price, the Place or Places of Payment, that the Securities of such series are being redeemed at the option of the Issuers pursuant to provisions contained in the terms of the Securities of such series or in a supplemental indenture establishing such series, if such be the case, together with a brief statement of the facts permitting such redemption, that on the Redemption Date the Redemption Price will become due and payable upon each Security redeemed, that payment will be made upon presentation and surrender of the applicable Securities, that any interest accrued to the Redemption Date will be paid as specified in said notice, that the redemption is pursuant to the sinking fund, if such is the case, and that on and after said Redemption Date any interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Securities of any series are to be redeemed, the notice of redemption shall specify the registration and, if any, CUSIP numbers of the Securities of such series to be redeemed. In case any Security of any series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the Redemption Date, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued, or, in the case of Securities providing appropriate space for such notation, at the option of the Holders, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

(c) Notice of redemption of Securities to be redeemed at the election of the Issuers shall be given by the Issuers or, at the Issuers’ request, delivered at least 5 Business Days before the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee), by the Trustee in the name and at the expense of the Issuers.

SECTION 11.05 Deposit of Redemption Price. On or before 10:00 a.m. Eastern Time on any Redemption Date, Suburban Propane shall deposit with the Trustee or with a Paying Agent (or, if Suburban Propane is acting as its own paying Agent, segregate and hold in trust as provided in Section 12.05) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date. The Trustee or the Paying Agent will promptly upon written request return to Suburban Propane any money deposited with the Trustee or the Paying Agent by Suburban Propane in excess of the amounts necessary to pay the Redemption Price and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Securities which are to be redeemed on that date, if any.

SECTION 11.06 Securities Payable on Redemption Date. (a) Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuers shall default in the payment of the Redemption Price and accrued interest)

such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuers at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that unless otherwise specified as contemplated by Section 2.02, installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.06.

(b) If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 11.07 Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities of the same series and Stated Maturity, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered or, in the case of Securities providing appropriate space for such notation, at the option of the Holder, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the Payment of the redeemed portion thereof.

SECTION 11.08 Optional Redemption.

(a) The Issuers may on any one or more occasions redeem any or all of the aggregate principal amount of Securities of a series issued under this Indenture and any applicable supplemental indenture at the redemption prices set forth in such applicable supplemental indenture, plus accrued and unpaid interest, if any, to the Redemption Date for such series, as set forth in such applicable supplemental indenture.

(b) Any redemption pursuant to this Section 11.08 shall be made pursuant to the provisions of Article XI hereof.

(c) Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Securities of a series or portions thereof called for redemption on the applicable Redemption Date.

SECTION 11.09 Mandatory Redemption.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Securities.

ARTICLE XII

Legal Defeasance and Covenant Defeasance

SECTION 12.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at the option of the Board of Supervisors of Suburban Propane evidenced by a resolution set forth in an Officers’ Certificate, and at any time, elect to have either Section 12.02 or 12.03 hereof be applied to all outstanding Securities of a series upon compliance with the conditions set forth below in this Article XII.

SECTION 12.02 Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 12.01 hereof of the option applicable to this Section 12.02, the Issuers will, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Securities of a series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of a series, which will thereafter be deemed to be “outstanding” only for the purposes of Section 12.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Securities of a series and this Indenture (and the Trustee, on demand of and at the expense of Suburban Propane, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Securities of a series to receive payments in respect of the principal of, or interest or premium (if any) on such Securities of a series when such payments are due from the trust referred to in Section 12.04 hereof;

(b) the Issuers’ obligations with respect to such Securities of a series under Article II and Section 12.05 hereof;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith; and

(d) this Article XII.

Subject to compliance with this Article XII, the Issuers’ may exercise their option under this Section 12.02 notwithstanding the prior exercise of their option under Section 12.01 hereof.

SECTION 12.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 12.01 hereof of the option applicable to this Section 12.03, the Issuers will, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, be released from their obligations under the covenants contained in Section 10.03 hereof (except with respect to the existence of each Issuer) and clause (A)(4) of Section 8.01 hereof with respect to the outstanding Securities of a series on and after the date the conditions set forth in Section 12.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of a series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities of a series will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Issuers may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 5.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities of a series will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 12.01 hereof of the option applicable to this Section 12.03 hereof, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, Section 5.01(c) through 5.01(f) hereof will not constitute Events of Default.

SECTION 12.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 12.02 or 12.03 hereof:

(a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities of a series, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, or interest and premium (if any) on the outstanding Securities of a series on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Issuers must specify whether the Securities of a series are being defeased to such stated date for payment or to a particular Redemption Date;

(b) in the case of a Legal Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of a series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of a Covenant Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities of a series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which Suburban Propane or any of its Subsidiaries is a party or by which Suburban Propane or any of its Subsidiaries is bound;

(f) the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Securities of a series over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others;

(g) the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(h) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Issuers between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of either of the Issuers, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable federal bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not be delivered if all Securities of a series not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

SECTION 12.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 12.06 hereof, all money and noncallable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.05, the “Trustee”) pursuant to Section 12.04 hereof in respect of the outstanding Securities of a series will be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium (if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or noncallable Government Securities deposited pursuant to Section 12.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of a series.

Notwithstanding anything in this Article XII to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or noncallable Government Securities held by it as provided in Section 12.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 12.06 Repayment to Suburban Propane.

Any money deposited with the Trustee or any Paying Agent, or then held by Suburban Propane, in trust for the payment of the principal of, premium (if any) or interest on any Security of a series and remaining unclaimed for two years after such principal, premium (if any) or interest has become due and payable shall be paid to Suburban Propane on its request or (if then held by Suburban Propane) will be discharged from such trust; and the Holder of such Security of a series will thereafter be permitted to look only to Suburban Propane for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Suburban Propane cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 12.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or noncallable Government Securities in accordance with Section 12.02 or 12.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Securities of a series will be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.02 or 12.03 hereof, as the case may be; provided, however, that, if Suburban Propane makes any payment of principal of, premium (if any) or interest on any Security of a series following the reinstatement of its obligations, Suburban Propane will be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

SUBURBAN PROPANE PARTNERS, L.P., as Issuer

By:	/s/ [ ]
Name: [ ] Title: [ ]

SUBURBAN ENERGY FINANCE CORP., as Issuer

By:	/s/ [ ]
Name: [ ] Title: [ ]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ [ ]
Name: [ ] Title: [ ]